                                                                  EXHIBIT 24.2





                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63327, 33-87128, and 33-87130 of Earl Scheib, Inc. on Form S-8,
Post-Effective Amendment No. 1 to Registration Statement No. 33-87132 of Earl Scheib, Inc. of Form S-8, and Registration Statement No. 33-87126 of Earl Scheib, Inc. on Form S-3 of our report dated July 11, 1997, incorporated by reference in this Annual Report on Form 10-K of Earl Scheib Inc., for the year ended April<WS>30, 1997.



/s/ DELOITTE & TOUCHE LLP
----------------------------------
    Deloitte & Touche LLP


Los Angeles, California
July 24, 1997